Exhibit 99.2

APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2021 LogicMark Inc Earnings Call EVENT DATE/TIME: APRIL 19, 2022 / 6:00PM GMT

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

CORPORATE PARTICIPANTS

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Mark J. Archer LogicMark, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Jules Abraham CORE IR - Head of Public Relations

PRESENTATION

Operator

Good day, ladies and gentlemen. Thank you for standing by, and welcome to the LogicMark Fourth Quarter and Full Year-End 2021 Financial and Corporate Update Conference Call. (Operator Instructions) I would now like to turn the conference over to your speaker host today, Jules Abraham from CORE IR. Please go ahead.

Jules Abraham CORE IR - Head of Public Relations

Thank you very much, operator. Good day, everyone, and thank you for participating in today’s conference call. Joining me from LogicMark’s leadership team are Chia-Lin Simmons, Chief Executive Officer; and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results. Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements. For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent periodic reports filed with the SEC and LogicMark’s press release that accompanies this call, particularly the cautionary statements within.

The content of this call contains time-sensitive information that is accurate only as of today, April 19, 2022. And except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occur after this call.

It’s now my pleasure to turn the call over to the company’s CEO, Chia-Lin Simmons. Chia-Lin?

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Thank you, Jules. This is our first earnings call under our new name, LogicMark. So welcome, everyone, and thanks for joining us.

Today, I would like to take the opportunity to close the books on 2021 and open a new chapter for our company. As you know from our filing with the SEC, we did have to postpone this call previously as our auditors had not completed their review of the financial statements and 10-K.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

It is a privilege to have been appointed LogicMark’s CEO and a member of the Board last year. My mandate was to clean house, rebuilt our company and reposition it with new products to enter new markets to serve the care economy. After just a few weeks in a row, it became apparent that certain items needed our immediate attention.

First, given that we are a publicly traded company, there are governance and listing standards that we are required to follow. One relates to the minimum share price that must be maintained on Nasdaq where we are listed. After our share price fell below the required level, our Board asked shareholders to approve reverse stock splits of our common and Series C preferred classes. Your shareholders approved these splits. The outreach program that we conducted to obtain approval was time-consuming but well worth the time. It was important for LogicMark to have sufficient access to the capital markets to help support future growth, which I will speak to in a moment.

Second, we assessed our requirements for raising new capital in light of our future plans and saw that the demand was there. So we issued new equity to help provide runway for our future growth. We also focus on ensuring that existing debts were paid in full. Mark will talk more about the numbers in a moment.

Operationally, we observed the corporate infrastructure was not in place to support our future plans. As a result, we began outlining what skills were needed by LogicMark to rebuild our team and the hiring process began. We will also continue to assess our policies and procedures as well as evaluate our supply chain to ensure that we are well positioned going forward.

On the new business front, we identified an opportunity to expand our core government business by applying for a U.S. General Services Administration or GSA contract. The GSA is the federal government’s purchasing agent and it is a long and difficult process to obtain these contracts, and we consider it an accomplishment in and of itself. While our products have been available to veterans -- to the Veterans Health Administration, this new contract extends our reach to more government buyers, which allows us to supply our products and services to more federal agencies, states and state municipalities so that we can serve more people. We anticipate this will boost government revenues.

We value our record of strong service. With expected phaseout of the 3G network by carriers during 2022, we began preparing our customers for the transition during the fourth quarter last year. The shutdown of the 3G network has been referred to as the 3G sunsetting. We partnered with the Department of Veterans Affairs to create an outreach plan to put veterans first, notifying those that had an affected device. Specifically, our program involved a number of activities, including: direct mail, this included mailing letters and postcards to veterans who may be affected to help them understand 3G sunsetting and what to do to replace their units.

Customer support. We created a dedicated phone line and a dedicated team of customer support representatives help our veterans with replacement and setup of 4 -- new 4G units.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

Media outreach. Our team spoke with numerous news media organizations to secure educational 3G sunsetting coverage. You may have seen my quote in the Senior Planet article published by the AARP where our educational feature article that ran in over 750 media outlets and direct to veteran education programs, which included a 3G sunsetting resource center, FAQs and an instructional video on how to check current LogicMark devices.

We began the arduous process to refocus the company last year so that we can start 2022 with as much of a clean state as possible. We began to put together the team, products and capital structure for the company to enable us to get on the right path for growth in 2022. The LogicMark management team and our Board of Directors are committed to rebuilding our business.

That leads me to what we have planned for 2022. This year is all about developing new products and entering new markets to serve the dynamic and growing care economy. Our new Caring Platform as a Service or CPaaS business model will drive our strategy. We plan to expand product offerings for both on-the-go and at-home solutions, continue to build out our established line of PERS devices, will develop a new software that would extend our customer reach, follow additional patents and further extend our technology stack as well as develop and integrate artificial intelligence and machine learning, and expand our distribution through government, health care and direct-to-consumer channels.

While we were able to accomplish a great deal last year with a small team, our new strategy also requires us to bring on new talent. We’ve announced a number of important key hires in the first quarter to help us execute our plans. First, I’m thrilled that we’ve added 2 key executives and 2 new Board members, all had a very diverse set of personal and professional skills. Mark Archer has joined full time as our CFO after serving in an advisory capacity last year. He brings significant experience helping small companies transform into bigger ones. He’ll be focusing on strengthening our financial and reporting controls, assessing financial options and helping us evaluate merger and acquisition opportunities.

Rafael Saavedra has also joined us as VP of Engineering to lead the charge on new product development. He is named as inventor on various patents in geospatial, mobile, analytics, blockchain and connected car technologies. His knowledge of cloud-based connected IoT systems, AI and machine learning is a natural fit for the path reenvisioned for LogicMark.

Sherice Torres, our new Board member, brings strong abilities in change management, consumer marketing and strategy. She currently serves as the Chief Marketing Officer of Circle, a global financial technology firm. Companies she has worked for include Google, Nickelodeon, Meta and Deloitte Consulting. She is also an independent member of the Board at Advance Auto Parts, a publicly traded company with a market capitalization of over $12 billion. Sherice also serves on advisory board of several nonprofit organizations.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

John Pettitt has also joined the LogicMark Board. He currently works at Google as a technology leader for a multiproduct team. He brings with him nearly 40 years of experience in e-commerce and content distribution and protection, including multiple foundational technology patents. He has a successful technology standard with 4 exits under his belt: 2 IPOs on the Nasdaq as Co-Founder and CTO of software.net and CyberSource; and 2 exits to major companies, the most recent of which was to Google.

Sherice and John brings fresh entrepreneurial prospectus to LogicMark, given their start-up experience and the public company experience is also invaluable as they understand the needs of our various stakeholders.

Having the right talent positions us for the future as we look to change the trajectory of our position in the care economy. Talent is key and I’m thrilled that we have been able to attract executives of this caliber. As you know, LogicMark has been doing business with the VA for 11 years. And with our approval last year as GSA vendor, we believe that our existing government business is the best place to start with the redoubling of efforts to increase sales. This includes federal, state and local agencies. Our stellar reputation with the VA should allow us to grow our government business as we introduce new products and further expand our team. In fact, increased sales efforts are already underway.

LogicMark offers affordable health communication devices that keep over 0.5 million people safe every day. So our capability to supply the VA system and the broader government gives us confidence that we can enter larger markets. In this respect, we also plan to sell through health care and direct-to-consumer channels. By the end of the first half of 2022, we anticipate launching an e-commerce platform.

The types of products we are developing include both at-home and on-the-go solutions, including our first software application. Older generations have become more comfortable with digital age, with 61% owning a smartphone according to a 2021 Pew Research study. This creates a pathway for our R&D group to introduce solutions powered by state-of-the-art artificial intelligence, machine learning and IoT capabilities.

I’ve talked about an expanded team at LogicMark to help lead our efforts. External partnerships are also important. In fact, we are in discussions with other like-minded partners to help us expand our product offerings and customer reach. We plan on adding monitor services to our offerings as we diversify our product portfolio and look to provide a richer consumer experience. Today, subscriptions have become more commonplace, which gives us the opportunity to provide more data and connected services to keep consumers safe. We expect to share more information soon regarding partnership agreement.

As you know, all companies are facing supply chain challenges from the latest spike in COVID cases to the war in Ukraine, our suppliers and manufacturers are dealing with continuous disruptions. Luckily, we believe that LogicMark is nimble enough to deal with most of the stresses on our supply chain and course correct with little disruption. However, we expect these factors to have an impact on the price of our products in our marketplace as well as the cost of doing business. We will always endeavor to offer solutions at varying price point to meet the needs of our customers.

I’ll now pause and ask Mark Archer to discuss our fourth quarter and year-end financial results. And then I’ll return to provide some closing remarks.

Mark J. Archer LogicMark, Inc. - CFO

Thank you, Chia-Lin.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

Let me begin by discussing results for the fourth quarter ended December 31, 2021. Revenue was $2.4 million, a decrease of 6% from the fourth quarter of last year, but up 1% from this year’s third quarter. We experienced 5% to 6% year-over-year growth in sales in October and November of 2021, but sales were soft in December 2021 as COVID-19 began to peak again.

Gross profit for the quarter was $1 million, a decrease of $100,000 compared with the same quarter last year. Gross margin was 43% compared to 46% in the same quarter last year. The reduction in gross margin was due to a mix shift toward our costlier Guardian Alert 911 Plus 4G unit.

Operating expenses were $7.1 million compared to $2.2 million in the same quarter last year. Expenses in the fourth quarter of 2021 included a $4.5 million noncash goodwill impairment charge. Adjusting for this expense, operating expenses would have been $2.6 million, an increase of $400,000 or 18% over the fourth quarter of last year. In addition, let me note that noncash stock compensation expense in last year’s fourth quarter was $500,000 higher than in the fourth quarter of 2020.

Operating loss was $6.1 million versus an operating loss in the prior year’s fourth quarter of $1 million. Adjusting for the goodwill impairment charge, operating loss would have been $1.6 million or $600,000 higher than the prior year’s fourth quarter. And net loss for the quarter was $6.3 million compared to a net loss of $1.6 million in the same quarter last year. Once more, adjusting for the goodwill impairment charge, net loss for the quarter would have been $1.8 million or $300,000 higher than the same quarter last year. At quarter end, the company had $12 million in unrestricted cash.

Now let me talk about the full year 2021 results. Revenue for the year was $10 million, a decrease of $1.4 million or 12% from the prior year. Gross profit was $5.7 million, a decrease of $2 million or 26% from the prior year. Gross margin declined from 67% to 57% due to an increase in inventory reserves and the upgrade of our 3G Guardian Alert 911 Plus to a 4G product. Of the $2 million decline in gross profit, half was due to lower sales and the other half was due to higher 4G manufacturing costs.

Operating expenses were $13.2 million, up $5 million or 60% from the prior year. Adjusting for the goodwill impairment charge, operating expenses would have been up $400,000 or 5%. Operating loss was $7.5 million compared to an operating loss of $600,000 last year. And net loss for the year was $11.7 million or $2.23 per share, compared to a net loss of $3.7 million or $1.14 per share for the prior year. These per share numbers have been adjusted for the company’s October 2021 reverse stock split.

In the net loss of $11.7 million for 2021, there are $10 million of noncash charges, including the goodwill impairment, warrant modification expense, stock compensation expense and depreciation and amortization. This is up from $1.6 million in comparable noncash charges in 2020.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

Let me make a couple of final points before I turn the call back over to Chia-Lin. On March 31, the judge presiding over the litigation concerning the sale of Fit Pay, our former fintech subsidiary, ruled favorably on our motion for summary judgment and dismissed the case. This was the company’s final open piece of litigation.

And finally, the last 9 months that I’ve been with the company have been challenging to say the least as we cleaned up the administrative side of the business and put the appropriate infrastructure in place to support rapid growth. I’m happy to have that phase behind us and look forward to speaking with you on future calls about the things we’re doing to grow sales and profitability. Chia-Lin?

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Thanks, Mark.

As we wrap up the call, I want to leave you with a couple of key thoughts. Our plans are ambitious, but with the right team and right products, we expect to establish LogicMark as a leading brand in the health communications market and care economy. Research indicates that there’s certainly enough demand for innovative products and solutions that are supported with stellar customer service. We believe that LogicMark has the ability to capture more of the care economy market from the grandmother who wishes to age in place in our home to our beloved military veteran, who may need some extra help or the student who needs and seeks additional security.

At this time, I will open the call to questions. Operator?

Operator

(Operator Instructions) And I’m showing no questions at this time.

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

I want to thank all of you who dialed in to listen to our call today. We’ll be reporting on the first quarter results in just a few weeks. So I look forward to providing another update on our progress at that time.

Operator

Ladies and gentlemen, that does conclude the conference for today, and thank you for your participation. You may now disconnect.

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APRIL 19, 2022 / 6:00PM GMT, Q4 2021 LogicMark Inc Earnings Call

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